UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2018

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2018, Donnelley Financial Solutions, Inc. (the “Company”) entered into a side letter agreement (the “Letter Agreement”) with Daniel N. Leib, the Company’s Chief Executive Officer and President and a Director of the Company, to amend Mr. Leib’s Amended and Restated Employment Agreement, dated as of July 11, 2017 (the “Employment Agreement”). The Letter Agreement provides that if Mr. Leib is terminated due to a Qualifying Termination (as defined in the Employment Agreement), then from and after the effective date of such Qualifying Termination, any options granted to him on or prior to December 31, 2019 that are or become exercisable upon such Qualifying Termination shall remain outstanding and be exercisable for the full term of such option, notwithstanding anything to the contrary contained in any applicable award agreement for any outstanding or future award of stock options granted to Mr. Leib by the Company on or prior to December 31, 2019.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement to Employment Agreement with Daniel N. Leib, dated as of April 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: April 16, 2018	By:	/s/ Jennifer B. Reiners
Jennifer B. Reiners
Executive Vice President, General Counsel